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September 17, 2007

Oppenheimer Global Value Fund
6803 South Tucson Way
Centennial, Colorado 80112-3924

Ladies and Gentlemen:

     This  opinion is being  furnished  to  Oppenheimer  Global  Value  Fund,  a
Massachusetts  business trust (the "Fund"),  in connection with the Registration
Statement on Form N-1A (the  "Registration  Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as
amended,  filed by the Fund.  As counsel  for the Fund,  we have  examined  such statutes,  regulations  corporate  records and other documents and reviewed such questions  of law that we deemed  necessary or  appropriate  for the purposes of this opinion.

     As to matters of  Massachusetts  law  contained  in this  opinion,  we have relied upon the opinion of Kushner Sanders Ravinal LLP, dated the date hereof.

     Based upon the  foregoing,  we are of the opinion  that the Class A Shares,
Class B Shares, Class C Shares, Class N Shares and Class Y Shares (as such terms are used in the Registration  Statement) of beneficial  interest to be issued by the Fund as described in the  Registration  Statement have been duly  authorized for issuance  and,  when issued and  delivered by the Fund,  in exchange for the consideration  stated in the  Registration  Statement,  will be validly  issued,
fully  paid  and   non-assessable   (except  for  the  potential   liability  of
shareholders  described in the Fund's Statement of Additional  Information being part of the Registration  Statement,  under the caption "Shareholder and Trustee
Liability"  and except as provided in Section 4.3 of the Fund's  Declaration  of
Trust to the contrary,  with respect to sales loads or charges,  redemption fees and other fees and  charges  not  prohibited  as charges to  shareholders  under applicable law).

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration  Statement  and to the reference to us as legal counsel to the Fund in the  Registration  Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Mayer Brown LLP
Mayer Brown LLP